Exhibit 99.1

SunOpta Announces Closing of Public Offering

for Gross Proceeds of U.S.$100 Million

TORONTO, ON, September 30, 2015 – SunOpta Inc. (“SunOpta”) (NASDAQ: STKL) (TSX: SOY) today announced that it has closed its previously announced public offering of common shares of SunOpta (the “Common Shares”), pursuant to which SunOpta sold 16,670,000 Common Shares for aggregate gross proceeds of U.S.$100,020,000 (the “Offering”).

SunOpta will use the net proceeds of the Offering to fund a portion of the purchase price of the acquisition of Sunrise Holdings (Delaware), Inc. (“Sunrise”), the direct parent of Sunrise Growers Inc. If the Sunrise acquisition is not completed, SunOpta will use the net proceeds of the Offering for general corporate purposes. As previously announced on July 31, 2015, SunOpta has agreed, subject to customary closing conditions, to acquire Sunrise from an investor group led by affiliates of Paine & Partners LLC. Sunrise is the leading processor of conventional and organic individually quick frozen fruit in the United States, offering a full variety of frozen fruit products and packaging to retail private label and foodservice customers. The acquisition of Sunrise complements SunOpta’s existing frozen fruit and fruit ingredients businesses and is expected to be accretive to SunOpta’s global foods platform.

The Offering was made through an underwriting group led by BMO Capital Markets and Citigroup, who led global sales for this Offering in their capacity as global coordinators and joint book-running managers, with European sales led by BMO Capital Markets, Citigroup, and Rabobank (an affiliate of Rabo Securities USA, Inc.), who acted as European joint book-running managers.

The Offering has been conducted in the United States pursuant to SunOpta’s effective registration statement filed with the United States Securities and Exchange Commission (the “SEC”) and in certain provinces of Canada pursuant to a short form base shelf prospectus filed with the securities regulatory authorities in each of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario (collectively, the “Qualifying Provinces”). A final prospectus supplement containing important information relating to these securities has been filed in the United States with the SEC and with the securities regulatory authorities in each of the Qualifying Provinces. A preliminary prospectus supplement relating to the Offering was also filed in the United States with the SEC and in Canada with the securities regulatory authorities in each of the Qualifying Provinces. The preliminary and final prospectus supplements each formed a part of the effective registration statement and the prospectus. Copies of the preliminary and final prospectus supplements relating to these securities may be obtained by visiting the SEC’s website at www.sec.gov; on SEDAR at www.sedar.com; from BMO Capital Markets, Attn: Equity Syndicate Department, 3 Times Square, New York, NY 10036, by telephone at 1-800-414-3627 or by email at bmoprospectus@bmo.com; or from Citigroup c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood NY 11717 or by telephone at 1-800-831-9146.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SunOpta

SunOpta Inc. is a leading global company focused on organic, non-GMO and specialty foods. SunOpta specializes in the sourcing, processing and packaging of organic and non-GMO food products, integrated from seed through packaged products; with a focus on strategic vertically integrated business models. SunOpta’s organic and non-GMO food operations revolve around value-added grain, seed, fruit and vegetable based product offerings, supported by a global sourcing and supply infrastructure. SunOpta also holds an approximate 66% ownership position in Opta Minerals Inc. (TSX:OPM), a producer, distributor, and recycler of industrial minerals and silica-free abrasives. Opta Minerals is a non-core holding.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding the Offering, the acquisition of Sunrise and use of proceeds of the Offering. These forward-looking statements represent SunOpta’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of SunOpta’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, SunOpta does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for SunOpta to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus (as supplemented by the prospectus supplement) filed with the SEC and applicable Canadian securities regulatory authorities in connection with the Offering and incorporated by reference therein from SunOpta’s annual report on Form 10-K for the fiscal year ended January 3, 2015 and SunOpta’s quarterly report filed on Form 10-Q for the fiscal quarter ended July 4, 2015. The risk factors and other factors noted in the prospectus (as supplemented by the prospectus supplement) could cause actual events or SunOpta’s actual results to differ materially from those contained in any forward-looking statement.

Contacts

Rob Litt

Director of Global Communications

T: (952) 893-7863

E: rob.litt@sunopta.com